Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1. Shipbroker Brazilship Scanbrasil Comércio Marítimo Ltda, Rio de Janeiro	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD BAREBOAT CHARTER CODE NAME: “BARECON 89”
2. Place and date 14.11.2007
3. Owners/Place of business Knutsen Shuttle Tankers XII KS, Smedasundet 40, 5519 Haugesund, Norway

4.   Bareboat charterers (Charterers)/Place of business

Fronape International Company

PO Box 714

Georgetown, Grand Cayman

Cayman Islands

or

Petrobras Transporte S.A. – Transpetro

Av. Presidente Vargas, 328

20091-060 Rio de Janeiro, RJ

Brazil

5. Vessel’s name, Call Sign and Flag (Cl. 9(c)) Vessel data to be informed – Flag: Isle of Man – N256
6. Type of vessel MOTORTANKER / SHUTTLE TANKER	7. GRT/NRT To be informed
8. When/Where built Cosco (Nantong) Shipyard Ltd. Co.	9. Total DWT (abt.) in metric tons on summer freeboard 105.000 dwt.
10. Class (Cl. 9) DNV 1A1 “tanker for oil ESP”, CSR, NAUTICUS (new building), DYNPOS-AUTR, OPP-F, ISC, BOW LOADING, SPM, F-AMC	11. Date of last special survey by the Vessel’s classification society DELETED

12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 14)

SEE CLAUSE 33 AND ATTACHMENT A.

ON REDELIVERY CLASS CERTIFICATES TO BE VALID FOR AT LEAST 6 MONTHS.

13. Port or Place of delivery (Cl. 2) COSCO (NANTONG) SHIPYARD, Nantung, CHINA	14. Time for delivery (Cl. 3) 2 qtr 2011 SEE CLAUSE 32.	15 Cancelling date (Cl. 4) 4 qtr 2011 SEE ALSO CLAUSE 34.
16. Port or Place of redelivery (Cl. 14) IN CHARTERERS OPTION ONE SAFE PORT BRAZIL, USGULF, UKC, MED.

17. Running days’ notice if other than stated in Cl. 3 N/A	18. Frequency of dry-docking if other than stated in Cl. 9(f) ACCORDING TO CLASS REQUIREMENTS.

19. Trading Limits (Cl. 5) WORLD WIDE WITHIN IWL, EXCLUDING COUNTRIES UNDER EMBARGO BY U.N. AND U.S.A. THE VESSEL SHALL NOT BREAK ICE OR FOLLOW ICEBREAKER.
20. Charter period 12 YEARS	21. Charter hire (Cl. 10) US DOLLAR ***** PER DAY. SEE ALSO CLAUSE 29.
22. Rate of interest payable acc. to Cl. 10(f) and, if applicable, acc. to PART IV N/A	23. Currency and method of payment (Cl. 10) U.S. DOLLAR PAYABLE MONTHLY IN ADVANVE.
24. Place of payment; also state beneficiary and bank account (Cl. 10) Bank account number(to be advised) in DnBNor ASA in favour of Knutsen Shuttle Tankers XII KS.	25. Bank guarantee/bond (sum and place) (Cl. 22) (optional) SEE CLAUSE 30.

26. Mortgage(s), if any, (state whether Cl. 11(a) or (b) applies; if 11(b) applies state date of Deed(s) of Covenant and name of Mortgagee(s)/Place of business) (Cl. 11) SEE CLAUSE 11.	27. Insurance (marine and war risks) (state value acc. to Cl. 12(f) or, if applicable, acc. to Cl. 13(k)) (also state if Cl. 13 applies) USD 130.000.000, clause 12 to apply.
28. Additional insurance cover, if any, for Owners’ account limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g)) N/A	29. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 12(b)) or, if applicable, (Cl. 13(g)) N/A
30. Latent defects (only to be filled in if period other than stated in Cl. 2) N/A	31. War cancellation (indicate countries agreed) (Cl. 24) Brazil, Norway and USA.
32. Brokerage commission and to whom payable (Cl. 25) AS PER AGREEMENT.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 89” Standard Bareboat Charter                                                                      PART I

33. Law and arbitration (state 26.1., 26.2., or 26.3. of Cl. 26 as agreed; if 26.3. agreed, also state place of arbitration) (Cl. 26) AS PER CLAUSE 26.1.	34. Number of additional clauses covering special provisions, if agreed ADDITIONAL CLUSES CL.27 - 38 AND ATTACHMENT “A” ARE DEEMED PART OF THIS CHARTER PARTY.

35. Newbuilding Vessel (indicate with “yes” or “no” whether Part III applies) (optional) N/A	36. Name and place of Builders (only to be filled in if Part III applies) N/A

37. Vessel’s Yard Building No. (only to be filled in if Part III applies) N/A	38. Date of Building Contract (only to be filled in if Part III applies) N/A

39. Hire/Purchase agreement (indicate with “yes” or “no” whether Part IV applies) (optional) N/A	40. Bareboat Charter Registry (indicate with “yes” or “no” whether Part V applies) (optional) YES

41. Flag and Country of the Bareboat Charter Registry (only to be filled in if Part V applies) REGISTRO ESPECIAL BRASILEIRO – BRAZIL.	42. Country of the Underlying Registry (only to be filled in if Part V applies) Isle of Man.

PREAMBLE. – It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners) /s/ TRYGVE SEGLEM	Signature (Charterers) /s/ JOSE SERGIO DE OLIVEIRA MACHADO
Trygve Seglem Managing Director	Jose Sergio de Oliveira Machado President Fronape International Company /S/ AGENOR CESAR JUNQUEIRA LEITE Agenor Cesar Junqueira Leite Director Petrobras Transporte S.A.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BARECON 89” Standard Bareboat Charter

1.	Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

“The Owners” shall mean the company . Mentioned in Box 3.

“The Charterers” shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2.	Delivery (not applicable to newbuilding vessels)

The Vessel shall be delivered and taken over by the Charterers at the port or place indicated in Box 13, ~~in such ready berth as the Charterers may direct.~~ See

Clause 32.

The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be properly documented at time of delivery.

The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under Clause 2, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be responsible for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under the Charter, provided such defects have manifested themselves within 18 months after delivery unless otherwise provided in Box 30.

3.	Time for Delivery (not applicable to newbuilding vessels)

The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers’ consent.

Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days’ preliminary and not less than 14 days’ definite notice of the date on which the Vessel is expected to be ready for delivery.

The Owners to keep the Charterers closely advised of possible changes in the Vessel’s position.

4.	Cancelling (not applicable to newbuilding vessels)

Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers to have the option of cancelling this Charter without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.

If it appears that the Vessel will be delayed beyond the cancelling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be regarded as a new cancelling date for the purpose of this Clause. See also Clause 34.

5.	Trading Limits

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof.

6.	Surveys (not applicable to newbuilding vessels)

Survey on Delivery and Redelivery.—The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-Surveyincluding loss of time, if any, and the Charterers shall bear all expenses of the Off-Survey including loss of time, if any, at the rate of hire per day or pro rata, also including in each case the cost of any docking and undocking, if required, in connection herewith. As per

Clause 27, Clause 6 to apply only at Redelivery.

7.	Inspection

Inspection. -The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers’ purpose. However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

8.	Inventories and Consumable Oil and Stores

A complete inventory of the Vessel’s entire equipment, outfit, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, water ~~and unbroached provisions, paints, oils, ropes and other consumable stores~~ in the said Vessel at actual documented cost. The Charterers shall redeliver the vessel with about the same quantity and quality of unbroached provisions, paints, oils, ropes and other consumable stores as the vessel had onboard at delivery. ~~the then current market prices at the ports of delivery and redelivery, respectively.~~

9.	Maintenance and Operation

(a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 13(l), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times. The Charterers to take immediate steps to have the necessary repairs done within a reasonable time failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

Unless otherwise agreed, in the event of any improvement, structural changes or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory IMO legislation costing more than 5 per cent. of the Vessel’s marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration according to Clause 26.

The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

TOVALOP SCHEME. (Applicable to oil tank vessels only).—The Charterers are required to enter the Vessel under the TOVALOP SCHEME or under any similar compulsory scheme upon delivery under this Charter and to maintain her so during the currency of this Charter.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BARECON 89” Standard Bareboat Charter

(b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.

(c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5, until provisions of Part V applies. Provided, however, that the Charterers shall have the

liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, instalment and re-instalment and change of flag to be for the Charterers’ account and time used thereby to

count as time on hire.

(d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

(e) The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.

Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10.	Hire

(a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.

(b) Payment of Hire, except for the first and last month’s Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

(c) Payment of Hire for the first and last month’s Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

(d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.

(e) Time shall be of the essence in relation to payment of Hire hereunder. In default of payment beyond a period of seven running days, the Owners shall have the right to withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers’ default and the ensuing withdrawal of the Vessel.

(f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of

Business shall apply.

11.	Mortgage

~~*) (a) Owners warrant that they have not effected any mortgage of the Vessel.~~ At the time of entering into this charter party the Owners have not effected any mortgage over the Vessel. However, Owners may prior to delivery hereunder finance the vessel and a mortgage (s), and the relevant Deed(s) of Covenant and Quiet Enjoyment Letter, the terms of which shall not adversely affect the Charterers right to quite enjoyment of the vessel or which shall not be otherwise unreasonably onerous for Charterers, will be submitted to the Charterers for their approval prior to delivery of the Vessel. Charterers shall give their approval or reasonable rejection of the proposed mortgage within 15 working days of receipt of relevant wording. If Charterers do not revert within the said period then approval shall be deemed to have been given and Charterers are obliged to sign the Dee (s) of Covenant and accept the Quiet Enjoyment Letter as set out below.

The following is subject to Charterers approval, which shall be given after the Charterers have reviewed the Deed(s) of Covenant and Quiet Enjoyment Letter, but prior to delivery of the Vessel hereunder, such approval shall not be unreasonably withheld:

By their counter-signature on the Deed(s) of Covenant prior to delivery of the Vessel hereunder, the Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said Deed(s) of Covenant. The Charterers undertake that they will comply with all such instructions or directions in regard to the employment, insurance, repairs and maintenance of the Vessel, etc., as laid down in the Deed(s) of Covenant or as may be directed from time to time during the currency of the Charter by the Mortgagee(s) in conformity with the Deed(s) of Covenant.

Charterers counter-signature on the Deed(s) of Covenant is conditioned to Mortgagee providing the Quiet Enjoyment Letter signed and valid.

The Oners warrant that they will not effect any mortgagee(s) other than in accordance with the terms of this Clause 11.

~~*)~~	~~(b) The Vessel chartered under this Charter is financed by a mortgage according to the Deed(s) of Covenant annexed to this Charter and as stated in Box 26. By their counter-signature on the Deed(s) of Covenant, the Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said Deed(s) of Covenant. The Charterers undertake that they will comply with all such instructions or directions in regard to the employment, insurances, repairs and maintenance of the Vessel, etc., as laid down in the Deed(s) of Covenant or as may be directed from time to time during the currency of the Charter by the Mortgagee(s) in conformity with the Deed(s) of Covenant.~~

~~(c) The Owners warrant that they have not effected any mortgage(s) other than stated in Box 26 and that they will not effect any other mortgage(s) without the prior consent of the Charterers.~~

~~*)~~	~~(Optional Clauses 11(a) and 11(b) are alternatives; indicate alternative agreed in Box 26).~~

12.	Insurance and Repairs

(a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection and Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine, war and P. and I. insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

The Charterers shall, subject to the approval of the Owners and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause (a) of this Clause

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BARECON 89” Standard Bareboat Charter

and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.

(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

(d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

(e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

(f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the value indicated in Box 27 or the average values as assessed by three independent brokers (Fearnleys, Oslo, and Clarkson, London, and Poten, New York). The assessments to be done annually unless required more frequently by the Deed of Covenants, reference clause 11. ~~sum indicated in Box 27.~~

~~13.~~	~~Insurance, Repairs and Classification~~

~~(Optional, only to apply if expressly agreed and stated in Box 27, in which event Clause 12 shall be considered deleted).~~

~~(a) During the Charter period the Vessel shall be kept insured by the Owners at their expense against marine and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.~~

~~(b) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (b) in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which the Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.~~

~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~

~~(d) The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause (a) of this Clause. The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon presentation of accounts.~~

~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~(f) All time used for repairs under the provisions of sub-clause (d) and (e) of this Clause and for repairs of latent defects according to Clause 2 above, including any deviation, shall count as time on hire and shall form part of the Charter period.~~

~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party~~

~~set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the Insurers of any such required insurance in any case where the consent of such Insurers is necessary.~~

~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of this Clause~~, ~~all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.~~

~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to Insurers and claim a constructive total loss.~~

~~(k) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause~~, ~~the value of the Vessel is the sum indicated in Box 27.~~

~~(l) Notwithstanding anything contained in Clause 9 (a), it is agreed that under the provisions of Clause 13, if applicable, the Owners shall keep the Vessel with unexpired classification in force at all times during the Charter period.~~

14.	Redelivery

The Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port or place as indicated in Box 16. The Charterers shall give the Owners not less than 30 running days’ preliminary and not less than 14 days’ definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel’s position shall be notified immediately to the Owners.

Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in Box 12.

The Vessel shall be dry-docked less than 12 (twelve) months prior to redelivery to the Owners.

15.	Non-Lien and Indemnity

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:-

“This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.”

The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16.	Lien

The Owners to have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

17.	Salvage

All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18.	Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BARECON 89” Standard Bareboat Charter

Vessel becoming a wreck or obstruction to navigation.

19.	General Average

General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

The Charter Hire not to contribute to General Average.

20.	Assignment and Sub-Demise

The Charterers shall not assign this Charter nor sub-demise the Vessel except with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.

21.	Bills of Lading

The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the British Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

22.	Bank Guarantee

~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 25 as guarantee for full performance of their obligations under this Charter.~~

~~(Optional, only to apply if Box 25 filled in).~~ See Clause 30.

23.	Requisition/Acquisition

(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the “Requisition for Hire” whichever be the shorter.

The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.

(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter period when “Compulsory Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”.

24.	War

(a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

(b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

(c) In the event of outbreak of war (whether there be a declaration at war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

25.	Commission

~~The Owners to pay a commission at the rate indicated in Box 32 to the Brokers named in Box 32 on any Hire paid under the Charter but in no case less than is necessary to cover the actual expenses of the Brokers and a reasonable fee for their work. If the full Hire is not paid owing to breach of Charter by either of the parties the party liable therefor to indemnify the Brokers against their loss of commission.~~

~~Should the parties agree to cancel the Charter, the Owners to indemnify the Brokers against any loss of commission but in such case the commission not to exceed the brokerage on one year’s Hire~~. See Box 32.

26.	Law and Arbitration

*)	26.1. This Charter shall be governed by English law and any dispute arising out of this Charter shall be referred to arbitration in London, one arbitrator being appointed by each party, in accordance with the Arbitration Acts 1996

~~1950~~

~~And 1979~~ or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party’s arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

~~*)~~	~~26.2. Should any dispute arise out of this Charter, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this agreement may be made a rule of the Court.~~

~~The arbitrators shall be members of the Society of Maritime Arbitrators, Inc. of New York and the proceedings shall be conducted in accordance with the rules of the Society.~~

~~*)~~	~~26.3. Any dispute arising out of this Charter shall be referred to arbitration at the place indicated in Box 33, subject to the law and procedures applicable there.~~

~~26.4. If Box 33 in Part I is not filled in, sub-clause 26.1 of this Clause shall apply.~~

*)	26.1., 26.2. and 26.3. are alternatives; indicate alternative agreed in Box 33.

ADDITIONAL CLAUSES:

27. Surveys

The Owners and Charterers shall jointly appoint a surveyor for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. A Class approved diver video inspection of the vessel hull below water line and of the thrusters may be included in the survey report. Without prejudice of Clause 14 the Charterers shall bear all survey expenses and all other costs, if any, as well as all repair costs included.

The Charterers shall also bear all loss of time spent in connection with any repairs, which shall be paid at the rate of Hire per day or pro rata.

28.Technical Management

Reference Clause 9. The vessel shall be technically operated and managed by Transpetro. Charterers shall not change the technical operation or management without Owners’ consent, which shall not be unreasonably withheld.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

OPTIONAL

PART

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 35)

29. Brazilian Tax

Any Brazilian tax on Charter Hire is for Charterers account. If any new or additional taxes or changes to existing taxes become applicable after the date of this Charter Party then this will be for the account of the Charterers. If during this charter there are any import tax (permanent or temporary) imposed on the Vessel, or a withholding tax is imposed on the hire payments then these will be for Charterers account.

30. Additional Security

Charterers are a 100% subsidiary, directly or indirectly, of Petroleo Brasileiro S.A. Petrobras. If Petrobras should give up control of Charterers; i.e. reduce their holding in Charterers to less than 50%, then Owners have the right to have established security assuring the full and complete accomplishment of all the duties and obligations set forth in this contract in a form satisfactory to the Owners. Charterers have the obligation to provide such collateral security.

Transpetro undertake and Fronape International Company (FIC) hereby agrees that should FIC fail to fulfil any of its obligations under this charterparty as they fall due, then upon written notice by the Owners to Transpetro and FIC, Transpetro shall be substituted as the Charterers herein and become liable for all past and future obligations as if they had been the Charterers ab initio.

Notwithstanding the same FIC shall remain jointly liable for all and any obligations it may have had up to the date of any Owners’ notice given pursuant to this clause. Any delay or impossibility in Transpetro obtaining official or other consents to become Charterers and to fulfil obligations hereunder shall not render void or voidable their liability to Owners in damages, as per Clause 10.

Owners recognize that obtaining such consent may take time and Owners therefore undertake not to terminate the charter or take other action which may interrupt service to Charterers within 60 days of giving this notice provided that the sole reason for delay in timely payment is caused by absence of such consents. Transpetro shall use its best endeavours to expedite the obtaining of such necessary consents and agree to pay interest at LIBOR with montly rests on any outstanding sums until payment.

31. Construction

The Vessel shall be built as a dynamically positioned (DP) shuttle tanker as per the specification in Attachment A. The newbuilding specification and shipyard execution schedule shall be submitted to Charterers for their information. Charterers shall have the right to have full insight into the planning and implementation of the building of the vessel. This right of insight into the planning and implementation of the construction shall not give cause to interference by Charterers into the planning and implementation process. Owners shall keep Charterers advised of all significant changes to the shipyard execution schedule and of any significant issues regarding Classification of the vessel. Charterers shall be invited to attend as an observer to significant technical meetings (makers and shipyard interface meetings) and major factory acceptance tests. Charterers shall have the right to have an observer present at the shipyard during the building, and Owners to provide office (desk) and communication facilities for same. Charterers shall have the right to attend at dock and sea trials. Charterers shall not have the right to direct or communicate directly with the shipyard. Charterers shall have the right to participate, as observers only, together with the Owners representative at meetings with the shiyard during the building of the vessel.

32. Delivery

Reference of Box 13, 14 and 15 and clause 2 and clause 3. Owners shall deliver and Charterers shall take delivery of the Vessel at the shipyard/safe anchorage (reference clause 31) upon completion of shipyard sea trials and DPPS test.

The intention is to deliver the Vessel between 1 Jan—30 March 2011 / 1 April—30 June 2011.

33. Outline Specification

The Vessel outline specification, attached hereto as Attachment A shall consist of the following:

-	Vessel outline specification.

-	Makers list of major items.

Telemetry system as described in Vessel Outline Specification shall be provided by Charterers.

34. Force Majeure

Clause 4 shall not apply in case of force majeure under the Shipbuilding Contract defined as follows:

If, at any time before actual delivery, either the construction of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to war, blockade, revolution, insurrection, mobilization, civil commotions, riots, strikes, sabotage, lockouts, acts of God or the public enemy, terrorism, plague or other epidemics, quarantines, prolonged failure or restriction of electric current from an outside source, freight embargoes, if any, earthquakes, tidal waves, typhoons, hurricanes, storms or other causes beyond the control of the BUILDER or of its sub-contractors, as the case may be, or by force majeure of any description, whether of the nature indicated by the forgoing or not, or by destruction of the BUILDER or works of the BUILDER or its sub-contractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the BUILDER or its sub-contractors as the case may be, or due to the bankruptcy of the equipment and/or material supplier or suppliers of long lead equipment with delivery time more than 18 months, or due to the delay caused by acts of God in the supply of parts essential to the construction of the VESSEL, then, in the envent of delay due to the happening of any of the aforementioned contingencies, the BUILDER shall not be liable for such delay and the time for delivery of the VESSEL under this Contract shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of cancellation and subject however to all relevant provisions of this Contract which authorize and permit extension of the time of delivery of the VESSEL.

The Owners undertake to promptly notify the Charterers of any occurrences of Force Majeure in consequence of which the delivery of the Vessel is likely to be delayed and shall take any and all possible measures to minimize the effects of such occurance in the delivery of the Vessel.

35. Guarantee Clause

In respect of any repairs of defects which appears within the scope of Clause 2 and within the time established in Clause 2 the Owners and Charterers shall cooperate and use their best endeavours to recover any expenditure incurred in remedying such defects from the Builders, but the Owners shall be liable to the Charterers to the full amount of the expenditure, as established on Clause 2. The Charterers shall cooperate with the Owners to prepare the guarantee claims to be presented to the Builder according to the guarantee clause of the Building Contract (which terms and conditions shall be informed to the Charterers in due time).

The Owners authorize the Charterers to arrange for the guarantee works to be performed in accordance with the conditions established on the Building Contract. Hire to continue during the period of guarantee works.

36. Bareboat Charter Registry

Reference PART V and Boxes 40-41. Any costs due to flagging the Vessel in and out of the Bareboat Charter Registry and/or into the Underlying Registry shall be for Charterers account.

37. Confidentiality

All details of this agreement to be kept strictly private and confidential by all parties involved.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

OPTIONAL

PART

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 35)

38. Notices and Correspondence

Every notice or demand under this contract, including notice of Arbitration, shall be in writing, but may be given or made by fax which shall be sent to the Owners and the Charterers at their respective addresses.

In respect of the Charterers at:

Fronape International company

c/o Transpetro / DTM / TM / Getran 5

Av. Presidente Vargas, 328 – 4th floor

Rio de Janeiro - RJ

20091-060

Brazil

Fax no.: +55 21 3211 7400

In respect of the Owners at:

Knutsen OAS Shipping AS

Smedasundet 40

P.O.Box 2017

5504 Haugesund

Norway

Fax no.: +47 52704040

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

OPTIONAL

PART

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 35)

~~Specifications and Building Contract~~

~~(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”) as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.~~

~~(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers’ consent.~~

~~(c) The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.~~

~~(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein provided nevertheless that the Charterers shall be bound to accept the Vessel from the Owners on the date of delivery by the Builders as having been completed and constructed in accordance with the Building Contract and the Charterers undertake that after having so accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s performance or specification or defects if any except that in respect of any repair or replacement of any defects which appear within the first 12 months from delivery the Owners shall use their best endeavours to recover any expenditure incurred in remedying such defects from the Builders, but shall only be liable to the Charterers to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers) provided that the Charterers shall be bound to accept such sums as the Owners are able to recover under this clause and shall make no claim upon the Owners for any difference between the amounts so recovered and the actual expenditure incurred on repairs or replacements or for any loss of time incurred thereby.~~

~~Time and Place of Delivery~~

~~(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery at the Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. Notwithstanding the foregoing, the Charterers shall not be obliged to take delivery of the Vessel until she has been classed and documented as provided in this Charter and free for transfer to the flag she has to fly. Subject as aforesaid the Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or~~

~~warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery or otherwise howsoever.~~

~~(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.~~

~~(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon~~

~~i)~~	~~if the Charterers do not wish to take delivery of the vessel they shall inform the Owners within seven (7) days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or~~

~~ii)~~	~~if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;~~

~~iii)~~	~~in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;~~

~~iv)~~	~~if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.~~

~~Guarantee Works~~

~~If not otherwise agreed, the Owners authorize the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~

~~Name of Vessel~~

~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.~~

~~Survey on Redelivery~~

~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery.~~

~~Without prejudice to Clause 14 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred.~~

~~The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of Hire per day or pro rata.~~

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 39)

~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the last month’s hire instalment as per Clause 10 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~If the payment of the instalment due is delayed for less than 7 running days or for reason beyond the Charterers’ control, the right of withdrawal under the terms of Clause 10(e) of Part II shall not be exercised. However, any delay in payment of the instalment due shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of Business shall apply.~~

~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected~~

~~with the purchase and registration under Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with closing of the Sellers’ register, shall be for Sellers’ account.~~

~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a certificate of deletion to the Buyers.~~

~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers’ possession.~~

~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Captain, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 2 (Part II) or to pay the equivalent cost for their journey to any other place.~~

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 40)

Definitions

For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:

“The Bareboat Charter Registry” shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.

“The Underlying Registry” shall mean the registry of the State in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

Mortgage

The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 11 (b) (Part II) shall apply.

Termination of Charter by Default

It the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 41, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 26, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 42.

In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 41, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

This document is a computer generated BARECON 89 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ORIGINAL

OUTLINE SPECIFICATION

(Doc. No. T0184-000-01 Rev. hrt1)

105,000 DWT SHUTTLE TANKER

COSCO SHIPYARD GROUP LTD

18 October 2007

Q:\TEKNISK\Technical file\Newbuilding, projects\N255\105K Shuttle Tanker Outline-20071018 (incl stern tunnel thruster)revhrt.doc

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

INDEX

010 General Description	4

020 Principal Particulars	5

030 Classification, Rules and Regulations	5

040 Registration	7

050 Plans and Documents	7

060 Spare Parts and Tools	7

100 Hull Structure	8

200 Paint Scheme	9

310 Cargo Pumping System	11

320 Cargo Tank Vent and Inert Gas System	11

330 Cargo Oil Tank Cleaning System	11

340 Cargo Oil Heating System	12

350 Other Cargo Equipment	12

360 Bow Loading System	12

410 Maneuvering Equipment	14

420 Anchoring and Mooring Equipment	14

430 Deck Equipment and Outfitting	15

440 Lifesaving Equipment	16

450 Fire Fighting System	16

460 Hull Piping System	17

500 Accommodation Arrangement	18

510 Panel System	19

520 Deck Covering	19

530 Accommodation Equipment and Material	19

540 Provision Stores and Refrigerating Plant	20

550 Sanitary Equipment	21

560 Air Condition System	21

600 Engine Room Machinery General	22

601 Propeller and Shafting	22

602 Steam Generating Plant	22

603 Electric Generating Plants	22

604 Purifier	22

605 Centrifugal Pump	22

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

606 Rotary Pump	22

607 Tubular Type Heat Exchanger	23

608 Plate Type Heat Exchanger	23

609 Piping	23

610 Fuel Oil System	24

611 Lubrication Oil System	24

612 Cooling System	24

613 Compressed Air System	24

614 Steam, Condensate & Feed Water System	25

615 F.W. Sanitary System	25

616 Engine Room Bilge System	25

617 Maintenance Equipment, Workshop Machinery	25

618 Engine Room Ventilation	25

619 Waste Disposal System	25

700 Automation System	26

710 Control Space	26

720 Automation System for Machinery	26

730 Integrated Control and Monitoring System (ICMS)	26

740 Cargo and Ballast Monitoring System	26

750 Alarm and Calling System	27

760 Dynamic Positioning System	27

770 Miscellaneous	29

800 Electric System	30

810 Electric Source	30

820 Switchboard	30

830 Electric Motor and Starter	31

840 Lighting System	31

850 Navigation Equipment	32

860 Radio Equipment	32

870 Communication Equipment	32

880 Entertainment Equipment	33

890 Instrumentation	33

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

010 General Description

General arrangement

The vessel shall be an ocean going single screw diesel engine driven shuttle tanker with a protruded bulbous bow, a transom stern and one(1) continuous deck with a forecastle deck. The Bow Loading System (BLS) will be installed on main deck forward as outlined on the general arrangement (hereinafter called as the G.A.).

The vessel shall follow the latest Guidelines for the DESIGN AND OPERATION OF DYNAMICALLY POSITIONED VESSELS (IMCA) and shall comply with all relevant rules, regulations and requirements to ensure a safe and cost effective operation as an Offshore Shuttle Tanker.

In addition the vessel must comply with the Petrobras Campos Basin Offshore Loading Guidelines for DP Shuttle Tankers Operations. (subject to detailed requirements provide by Owner)

Accommodation including navigation bridge shall be located aft as outlined on the G.A.

The vessel shall have fore and aft peak tanks, cargo oil tanks, segregated water ballast tanks, fuel oil tanks, a pump room, a bow thruster room and an engine room as outlined on the G.A.

The cargo area shall be constructed with double bottom and double shell and shall consist of six (6) pairs cargo oil tanks, two (2) slop tanks and six (6) pairs of wing and double bottom water ballast tanks.

The transverse and one (1) longitudinal bulkhead below the upper deck shall be of plane type.

Peak tanks and six (6) pairs of wing and double bottom water ballast in way of the cargo area shall be designed as segregated water ballast tanks.

A cooling water tank for stern tube shall be provided under the aft peak tank.

The vessel shall be equipped with one (1) tunnel and one (1) retractable azimuth bow thrusters, one (1) tunnel and one (1) retractable azimuth stem thrusters, one (1) mariner type schilling rudder and one (1) controllable pitch propeller.

One (1) set of jib crane shall be provided near the midship for handling the cargo oil hose.

One (1) combined signal and radar mast on the top of wheelhouse and one (1) fore mast shall be fitted.

Heavy fuel oil tank and diesel oil tank in engine room side shall be constructed with double shell and outer space of those tanks shall be void space.

The width of the outer void space shall be minimum 1.0 meter from shell.

Thruster room and access trunks shall have enough space for removing the biggest part of the electric motors for maintenance purpose (removal of stair shall be allowed in this operation).

Intended cargo

Crude oil having a flash point below 60°C (closed cup test) as compatible with the specification.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

020 Principal Particulars

Dimensions	Length over all	Apprx 246.80 m
	Length between perpendiculars	Apprx 233.00 m
	Breadth, moulded	Apprx 42.00 m
	Depth, moulded	Apprx 22.50 m
	Design draft, moulded	Apprx 15.00 m
	Scantling draught, moulded	Apprx 15.30 m
Deadweight	At design draught	Apprx 103,000 DWT
	At scantling draught	Apprx 105,000 DWT
Capacity (100%)	Cargo tanks including slop tanks	Apprx 122,000 m3
	Water ballast tanks	Apprx 41,000 m3
	Fresh water tanks	Apprx 300 m3
	Heavy fuel oil tanks	Apprx 2,400 m3
	Diesel oil tanks	Apprx 500 m3
Main engine	Type	MAN-B&W 7860MC-C licensee made
	MCR x rpm	15820 kW x105rpm
	NCR(90%MCR)	14238 kW x 105rpm
	Turbo charger	High efficiency
Service speed at design draught		Apprx 14.3 knots
Fuel oil consumption of main engine (H.C.V=10,200kcal/kg)	Specific F.O.C. at NCR at shop test	Apprx 170g/kW h + 5 % toleranse
	Daily ME F.O.C. at Service speed	Apprx 55,6MT/day

Cruising range(L.C.V=9800kcal/kg)		Apprx 12,600NM

030 Classification, Rules and Regulations

Classification society & flag :

DNV 1A1, “tanker for oil ESP”, CSR, E0, DYNPOS-AUTR, OPP-F, ICS, BOW LOADING, SPM, F-AMC, T-MON, VCS-2

The vessel to be registered in NIS by the Buyer.

Rules and Regulations

The vessel shall comply with following rules, regulations and requirement of the authorities in force at the date of contract signing.

•	Maritime regulation of the registered country

•	International convention for the safety of life at sea (SOLAS), 1974 with protocol, and the amendments

•	International convention on load lines 1966 with protocol

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

•	International convention for preventing collisions at sea, 1972 and amendments

•	International telecommunication (ITU) radio regulations, 1982 and 1998.

•	International convention for the prevention of pollution from ships (MARPOL), 1973 (annexes I, V and VI (regulation 12,13 and 16) with protocol of 1978 and amendment to annex I &V

•	International convention on tonnage measurement of ship

•	Suez canal navigation regulations and tonnage measurement of ship

•	IMO resolution A.468(XII), “code of noise level on board ship”

•	ISO 6954-1984(E) “ guidelines for the overall evaluation of vibration in merchant ships”

•	U.S. coast guide’ s regulations for foreign flag vessels operating in navigable waters of the united states:

CFR title 33-part 155: oil or hazardous material pollution prevention regulations for vessels

CFR title 33-part 156: oil or hazardous material transfer operations

CFR title 33-part 157: rules for the protection of the marine environment relating to tank vessels carrying oil in bulk

CFR title 33-part 159: marine sanitation devices

CFR title 33-part 164: navigation safety rules

CFR title 46- part 32.53: inert gas system

CFR title 46- part 34.05: fire fighting system, where required

CFR title 46- part 35.30: general safety rules

CFR title 46- part 35.35: cargo handling

CFR title 46- part 39 : vapor control system

•	OCIMF recommendations for oil tanker manifolds and associated equipment,1991

•	OCIMF guidelines and recommendations for the safe mooring of large ships at piers and sea islands

•	OCIMF recommendations on equipment for the towing of disable tankers , September 1981

•	OCIMF ship to ship transfer guide,1988 and 1997(for fixed mooring fitting)

•	OCIMF mooring equipment guidelines(1st edition, 1992)

•	OCIMF an information paper on pump room safety-section 3

Recommendations for equipment and fittings - new ships and section 4 issues for future considerations

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

•	OCIMF guideline for the prevention of oil spillages through cargo pump room sea valves(2an edition,1991)

•	OCIMF recommendation for equipment employed in mooring of ships at single point mooring, 1993(for fixed fitting only)

•	ILO crew accommodation on board ships, convention NO. 92 and 133 (except swimming pool)

•	International electro technical commission publication 92- electrical installation in ships

•	IMO recommendation on access in cargo and ballast tanks A272(VIII) and A(330)(IX)

•	Canadian for foreign flagged vessels

•	IMO A 751(18) interim standards for ship maneuverability

040 Standards and Workmanship

The following standards to be applied to the construction of the vessel, as far as practicable except the fittings specially described hereinafter.

•	ISO standard

•	Chinese industrial standards (GB, CSQS, CB, YB, etc)

•	Builder’s standards, and Builder’s standard practice

All workmanship entering into the construction of the vessel shall be in accordance with the Chinese Shipbuilding Standards and/or Builder’s standard practice, applicable to this kind of vessel, subject to the approval of the Classification Society where necessary.

050 Plans and Documents

All documents and name plates to be in English. Copies and deliver time to be discussed later

060 Spare Parts and Tools

Spare parts and tools shall be provided based on standard.

Spare Parts Storage: The closed room shall be prepared for storage purpose.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

100 Hull Structure

Material	High tensile steel and mild steel application of higher tensile steel: upper and lower parts of longitudinal material plating of centerline bulkhead high stressed local structures in cargo tank region

Main hull	longitudinal framing system

Cargo tank structure:	double skin arrangement in way of bottom and wing tank

Bulkheads walkway:	one(1) access platform at the upper part of side longitudinal bulkhead in water ballast tanks

Rudder:	schilling mariner rudder

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

200 Paint Scheme

Area			system	No. of coat	Total DFT (mic.)
Flat bottom(up to bilge keel level)			Epoxy A/C Epoxy tie Tin-free SPCA/F*	1 1 2	150 100 300
Side bottom and bottom (from bilge keel to scantling draught)			Epoxy A/C Epoxy tie Tin-free SPCA/F*	1 1 2	150 100 300
topside			epoxy	2	300
Exposed weather deck			epoxy	2	300
Deckhouse external			Epoxy polyurethane	1 2	125 100
Cargo tanks			**
Slop tanks			Tar free epoxy	2	300
Water ballast tanks			Tar free epoxy	2	300
Fresh water tanks			Epoxy primer Pure epoxy	1 2	50 250
Accommodation and engine room	Bare steel		Ceramic zinc alkyd	1 1	35 50
	Under lining	Accommodation	No coating
		E/R	Ceramic zinc	1	35
Hull Painting			***

Note*)	design lifetime of A/F is based on three (3) years. The final paint scheme may have alteration in number of coats and dry film thickness in accordance with the specification of the paint manufacturer selected.

Note**)	The vessel shall have one (1) segregation with cargo tanks fully coated with two (02) coats of Low VOC (S/V 82%) epoxy paint (2 x 150 microns d.f.t.). On the remaining cargo tanks all areas under the main deck, up to 3.0 m below (but including all deck transverses) and all bottom areas up to 1.5 m high shall be coated with two (02) coats of Low VOC (S/V 82%) epoxy paint (2 x 150 microns d.f.t.).

Note***)	Vessel hull and funnel shall be coated according to Charterers standard. Underwater part (bottom and bootop) shall be coated for 30 months period between drydockings and topside shall be painted in black colour. Accommodations shall be coated in white colour and funnel marking details shall be supplied on due time to be included on the shipyard specification. Details for paint specification shall be discussed in due time to take into account the drydocking cycle of the vessel.

Flame cut edges of structural members in water ballast tanks and fresh water tanks shall be ground off to “1C”-one(1) pass grinding.

Two (2) stripe coats shall be applied to cut free edge of structural members in water ballast tanks and fresh water tanks.

Two (2) stripe coats shall be applied for Cargo Tanks.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Bolted type sacrificial zinc anodes in water ballast tanks based on 5 years lifetime. 5mA/m2 and 50% ballast ratio.

ICCP system	35mA/m2 for underwater hull 600mA/m2 for propeller

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

310 Cargo Pumping System

Cargo segregation	three (3) groups

Cargo oil pump	three (3) 2,800m3/h x 130mlc (S.G. 1.025) Vertical, single stages, centrifugal, double suction, Electric motor driven, two (2) speeds

Cargo striping pump	one (1), 200m3/h x 130mlc (S.G. 1.025) Vertical, twin screw pump, single speed, el. Motor driven

Cargo auto loading	vacuum pump type auto-striping/priming system connected to three (3) Cargo pumps (three (3) air separators and vacuum pump unit)

Stripping eductor	one (1), 400m3/h

Cargo valve	wafer type butterfly valve with NBR seat in general Cast steel body for cargo manifold and shipside Cast iron body for others

Valve control	hydraulic remote control through the ICMS for suction & main Discharge valves Manual for other valves in pump room and upper deck

320 Cargo Tank Vent and Inert Gas System

Cargo tank vent	one (1) independent high velocity P/V valve per each cargo tank and slop tank, and one(1) common vent & inert gas main line with a vent mast

Portable gas free fan	buyer’s supply

Pump room ventilation	Two (2) electrical motor driven axial flow fan with mushroom ventilator for exhaust (20 air changes/hour)

Inert gas system	one (1) 10,500m3/h, multi type Two (2) electrical motor driven blowers, 100% each

Hydrocarbon gas sampling system	for pump room: total four (4) sampling points for ballast tanks: each one(1) point per tank

I/G pressure indicator on the Wheel House shall be easily readable from the Cargo Control Station place.

330 Cargo Oil Tank Cleaning System

Tank cleaning system	C.O.W and sea water washing

Tank cleaning heater	one (1), 200m3/h, shell & tube type Heating up from 20°C to 70°C

Tank cleaning machine	single nozzle, programmable type Ductile cast iron body
Portable T.C. machine	buyer’s supply

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Tank cleaning hatch	320mm dia. Bolted manhole
- Two (2) for each C.O.T - One (1) for each slop tank

ODM system	one (1) set as per IMO requirements

340 Cargo Oil Heating System

Heating coil	Al-brass, DN40mm dia. 2.0mm thickness

Heating media	7kg/cm2 steam

Heating up temp.	cargo oil tank & slop tank ( starboard) 50°C to 60°C within 96 hours at 5°C S.W/2°C air temp Slop tank (port) 44°C to 66°C within 24 hours at 5°C S.W/2°C air temp

Piping	one (1) steam supply and one (1) drain main line

350 Other Cargo Equipment

Hand dipping device	one (1), portable type
-1” deck seal valve	three (3) for each C.O.T &one (1) for each slop tank
-2” deck seal valve	one (1) for each C.O.T & slop tank

360 Bow Loading System

One (1) set of bow loading system (BLS), allowing loading from a submerged offshore loading system (OLS) at rated of 8,000m3/h shall be provided on the bow at ship’s center.

BLS - BOW LOADING SYSTEM - All the equipments of this system shall be supplied by one maker. The loading manifold shall be located on the forecastle deck at the ship’s center line and the mooring equipments (Roller Fair Lead and Chain Stopper) shall be located on a new platform over the load manifold. The loading manifold shall operate with a 20 inch North Sea Standard Valve connected to the extremity of a cargo hose 20 inch diameter and 110 m length, received from the F(P)SOs. Attention must be paid to the fact that at Campos Basin the mooring and cargo hose connections are made separately; the Hawser is pulled in and connected first and the cargo hose is pulled in and connected afterwards. The arrangement of the BLS equipments must be adequate for this operation.

The traction winch shall have a minimum pulling capacity of 70 t (0-15 m/min x 70 t; 0-40 m/min x 16.5 t; roper diam.= 20 - 120 mm; braking disc in stainless steel).

The BLS line valves (except coupler valve and crude oil valve) shall be of the same maker and type of the vessel cargo system.

The space between the main deck and the new platform shall be closed by two longitudinal bulkheads and one fwd transverse bulkhead, in which shall be installed one bow door hydraulically operated, swing type (up and down) sliding type will not be accepted. Safe access shall be provided in order to allow a crew member to reach and disconnect/connect the bridle from/to the cargo hose, so as to keep it free for an ESD II request. Safety devices shall be fitted at bow area in order to allow the safeguard of crew (rail for safety belt, etc).

Two complete BLS operation stations must be provided; one at bow area and one in wheelhouse.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

A drip tray must be provided to avoid small leakages from ball valve.

The bow loading system shall be designed also with the possibility to discharge the vessel through the BLS (requirement for operation at Single Buoy Mooring discharging terminals).

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

410 Maneuvering Equipment

Steering gear	one (1), electrical-hydraulic vane type (2x100% pump)

Schilling Rudder	High performance Schilling Rudder shall be installed.

Bow thruster	one (1), tunnel type, CPP, 2,000kW
one (1), Retractable azimuth type, CPP, 2,200kW

Stern thruster	one (1), tunnel type, CPP, about 1,100kW
one (1), Retractable azimuth type, CPP, 2,200kW

Thruster safety margin:	Under the Operational Weather Condition any one of the thrusters shall work continuously within the maximum limit of 85% of its maximum power.

If CPP thrusters are used, each thruster shall have one independent hydraulic unit, with two hydraulic pumps and auto-changeover.

If the vessel is fitted with M/E bridge wing control consoles, it shall be upgraded to have manual tunnel thrusters control as well.

Rope Cutters shall be installed at the main propeller shaft and at each thruster in order to protect the propeller blades against damage during mooring operations (as advised from Buyer that Rope Cutter is included in the thruster and propeller package).

420 Anchoring and Mooring Equipment

Windlass & Winch	Two (2), combined with mooring winch

El.-hydraulic (high press) with non-auto-tension 1C/L+2M/D+1W/H, each Manual band brake, local control El.-hydraulic (high press) with non-auto-tension 16MT x 15m/min Six (6), 2M/D+1W/H, each Manual band brake, local control A brake test kit shall be provided

Power pack for deck machinery	BLS power pack located at bosun’s store shall be commonly used to operate forward deck machinery. One (1) power pack capable of operating two (2) mooring Winches by two (2) hydraulic pumps at rated capacity shall Be provided at steering gear room

Anchor	two (2), high holding power type(no spare anchor)

Anchor chain cable	one (1), butt welded stud link type, grade 3

Chain stopper	two (2), roller dog type

Mooring rope	sixteen (16), steel wire type
30mm dia. x 200mm, each

Mooring fitting	mooring chock shall be provided

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Emergency towing/SPM

-on aft deck	one (1), drum or box storage type, as per SOLAS
-on forward deck	two (2), chain stopper, and one (10 chafe chain (8m) BLS fitting excluding chafing chain shall be commonly Used for emergency towing

Fore wire	two (2), galvanized wore (IRWC)
38mm dia. x 60m, each with manual storage reel

Mooring Arrangement	The arrangement shall enable at least 6 mooring lines to be used on each area (4 head lines, 2 stern lines and/or breast lines). One strong point of 200t shall be provided on the main deck aft to comply with Petrobras offshore standard.

430 Deck Equipment and Outfitting

Cargo slop tank	one (1) per tank
& ballast tank access	700x1, 250mm, oval type, horizontal swivel type hatch

Sludge handing manhole	one (1) per tank, coamingless manhole, 800x600mm
For cargo and slop tank

Ballast tank access	One (1) per tank, coamingless manhole, 800x600mm

Engine room hatch	one (1), bolted type for provision crane, 1.5m x2.0m

Pump room hatch	one (1), bolted type by pump room davit, 1.8m x1.8m

Accommodation ladder	two (2), Al-alloy, vertical stowage type, fixed air motor driven

Wharf ladder	buyer’s supply

Pilot ladder	two (2), rope type without reel, each to be rigged on The lower platform of the accommodation ladder

Cargo tank ladder	one (1) inclined ladder with upper vertical ladder for each tank

Ballast tank ladder	two (2) vertical ladder for each tank in cargo area
Cargo hose handling	one (1), 15MT SWL, high pressure, hydraulic Single jib type
Crane	hydraulic oil from power for mooring winches shall be
Commonly used. (3.0m outreach from extreme breadth)

Provision crane	two (2), 10m/min, hoisting speed, 3.0m outreach from
Extreme breadth, single jib type(3.2MT SWL, each)

BLS service crane	one (1), 5MT SWL, high pressure, hydraulic Single jib type
10m/min. hoisting speed, 8.0m working radius

Pump room davit	one (1), 0.9MT SWL, el. Motor driven

Sludge handing davit	one (1), 0.2MT SWL, el. Motor driven

Helicopter deck	steel helicopter deck with winch mark as per ICS shall be Provided on upper deck

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

440 Lifesaving Equipment

Life boat	one (1), F.R.P., totally enclosed freefall type, 40 persons fresh water Cooled diesel engine with electrical starting

Lifeboat davit	one (1), freefall type davit made of fabricated steel

Rescue boat and davit	one (1), high speed rescue boat (25knots with 3 persons on board) Six (6) persons capacity with one (1) single point hinged type davit

Life raft	Two (2) x 20p, davit launchable type Two (2) x 20p Inflatable throw overboard type One (1) x 6p Inflatable throw overboard type on forward area

Life raft davit	one (1), single point hinged type davit

Pneumatic Line Thrower	Following items shall be supplied:
(Supplied by Buyer)	Two units, PLT Rescue 230 set, maker: Restech. Two units Art no. 1502 (Pivot Support) and two units Art no. 1503 (tube for Pivot Support). The tubes shall be installed in a permanent way at chain stopper deck and poop deck Two units Art no. 7004 (Heavy duty projectile with rubber tip) One unit Art no. 3303 (Short launching tube) Three units Art no. 6101 (Ball projectile) One unit Art no. 6303 (ball launching tube) Vessel shall have compressor to fill-up air cylinders.

PORTABLE VHF	6 (six) units, with following characteristics shall be supplied:
(Supplied by Buyer)	Maritime mobile standard and Intrinsically safe With leather carrying case, spare batteries and desktop charger Minimum channels: 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 71, 72, 73, 74 and 77

One spot emergency light for ETA main deck aft shall be installed.

450 Fire Fighting System

Engine room	high expansion foam system and sea water system

Cargo pump room	high expansion foam system and sea water system

Local application fire fighting fresh water spray system for engine room space

Cargo tank deck	low expansion foam system and sea water system

Others	sea water and/or portable fire extinguisher

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Bow Loading Area	One unit of Remote Controlled Fire Monitor shall be installed for BLS (Bow Loading System) area fire fighting (especially Coupling Valve) with remote control at wheelhouse.

Smoke and Fire Detectors shall be installed at AZ Thruster rooms.

460 Hull Piping System

Water ballast pump	two (2), 2,000m3/h x25mwc, centrifugal, el. Motor driven

Ballast piping	two (2) main line system

Valve control
- Valve for main	remote hydraulic Controlled butterfly valves
-others	manual butterfly valves

Ballast eductor	one (1), 300m3/h, ductile cast iron body

Water ballast pipe	STPY400 or STPG370 12.7mm or sch80, ERW, T/E coating

Cargo oil pipe	STPY400 or STPG370 12.7mm or sch80, ERW, T/E coating inside

Inert gas system	STPG370 sch40, ERW, T/E coating inside

Fire & wash deck pipe	STPG370 sch40, ERW, aluminizing for weather deck

Hot/cold water pipe	copper or CPVC
In accommodation

Refrigerant pipe	copper

Hydraulic Pipe for valve control	multi-core (max. 4 cores, sus3161ERW, sheath)

Hydraulic Pipe for deck machinery

- Pressure line	carbon steel, SMLS
- return	STPG370 sch80, ERW

Oil spill/bilge line	at accommodation front with space valve and “U”
On weather deck	trap drains to slop tank (P&S)

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

500 Accommodation Arrangement

Complement

Vessel shall have accommodations and life-saving appliances for at least 40 people, as follows: 26 crew members in individual cabins with private bathroom, 2 cabins for cadets (4 places in each cabin) plus one cabin for repair team (6 men). Vessel shall have one mess room serving all crew, one smoking recreation room and one non-smoking recreation room and a gymnasium.

Lay out

Spaces in accommodation, each with about 2,100mm free height, shall be grouped as follow:

Public space	Common mess room Duty mess room Recreation room(smokers) Recreation room(non-smokers) Hospital Gymnasium
Officer space	Deck office Engine office
Sanitary space	Private shower/toilet Common W.C Hospital bath room Officer laundry Crew’s laundry with drying room Officer’s changing room Crew’s changing room
Catering space	Galley Scullery area
Navigation space	Wheelhouse(incl. radio space and chart space) Computer Server Room (near Navigation Bridge)
Corridor space	Corridor Stairway
Control space	Cargo control room Engine control room in engine room
Machinery space	Air handling unit room Emergency generator room Hydraulic Power unit room for valve control Foam room & fire control station(emergency head quarter)
Provision space	Dry provision store Refrigerated provision store
Sundry space	Converter room Paint store Deck store Garbage store Bonded store Pipe/duct & electric cable trunk Oxygen/acetylene bottle store Other sundry stores and lockers

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

510 Panel System

- partition wall	total 50mm thick mineral wool board finished with 0.6mm thick gal. Steel coated with decorated PVC film on both sides

-lining wall	total 25mm thick mineral wool board finished with 0.6mm thick gal. Steel coated with decorated PVC film on the visible side and gal. Steel on the other side.

-ceiling	total 25mm thick mineral wool board finished with 0.6mm thick Steel coated with baked enamel paint

Lining & ceiling	SUS sheet (0.6mm thick) on visible side instead of galvanized steel
For catering space	Sheet with PVC film or enamel paint

520 Deck Covering

Underlay	latex approximately. 10mm thick

Carpet	captain class cabin, senior officer class cabins

Vinyl sheet	other cabins and public spaces except for spaces with carpet
(2mm thick)	office space, control space, navigation space, recreation rooms
Gymnasium & corridor space

Tile on cement
-mosaic tile	sanitary space except laundry with drying room and changing room
-quarry tile	catering space, laundry with drying room and changing room

530 Accommodation Equipment and Material

Electric heated glass	three (3), for wheel house front window

Window wiper	three (3), electric single blade straight type

Clear view screen	two (2), powered clear view screen (350mm dia.)

Wooden furniture	melamine plastic laminate

Elevator	shall not be provided

One (1) galley shall be furnished with following equipment:

One (1)-electric galley range with 4 plates and 1 oven (approximately 15kw)

One (1)-electric microwave oven (approximately 2.8kw)

One (1)-electric mixing machine (approximately 30L)

One (1)-electric refrigerator (approximately 400L)

One (1)-electric waste dispenser (approximately 0.75kw)

One (1)-electric frying pan (approximately 5.0kw)

One (1)-electric deep fat frier (approximately 7.0kw)

One (1)-electric potato peeler (approximately 3.6kg)

One (1)-electric meat slicer (portable, approximately 0.15kw)

One (1)-stainless steel hood with grease filter

One (1)-working table with drawer

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Two (2)-dresser with double sinks, stainless steel top with drawer

One (1)-locker with 3 shelves, stainless steel

Two (2)-plate rack with cup hook

One (1)-cup board

One (1)-connection oven for bakery

One (1) common scullery area shall be provided.

Scullery area shall be furnished with following equipment:

One (1)-electric dish washer (about 25 racks/h, front loading type)

One (1)-electric hot plate (about 1.0kw)

One (1)-electric toaster (4 slicers)

One (1)-electric water boiler (approximately 9.0L)

Three (3)-electric coffee machine (approximately 1.8L)

One(1)-electric refrigerator approximately 200L )

One (1)-stainless steel dresser with double sink

One (1)-plate rack and cupboard

One (1)-jug and cup hook

One (1)-working table with drawer (for utensil and cutlery)

One (1)-electric microwave oven (approximately 2.8kw)

Two (2) laundries shall be provided with following equipment:

Laundry equipment (1- officer’s laundry, 1-crew’s laundry) with follows:

Two (2)—automatic washing machine (about 7.0kg)

One (1)-electric drying tumble (about 5.0kg)

One (1)-electric hand iron (approximately 1.0kw)

One (1)-ironing board with working table

One (1)-laundry tub (stainless steel) with hot and cold fresh water faucets

One (1)-steel shelf

One (1)-stainless steel locker

One (1) drying room with one (1) 1.5kw electric heater and four (4) hanging rails with hook (crew’s laundry only)

540 Provision Stores and Refrigerating Plant

Refrigerated provision stores volume and temperature of compartment shall be as follows.

Compartment	Volume(m3)	Temperature(0C)
Meat room	~20	-23
Fish room	~10	-23
Vegetable room	~20	+4
Lobby	~10
Dry provision store	~40	Air conditioned

Volume of each compartment may be adjusted in accordance with detail design of the accommodation arrangement.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

550 Sanitary Equipment

Toilet system	vacuum type
Drinking water fountain	three (3), self contained deck mounting type

560 Air Condition System

Central, high pressure, single duct with heating system, R-407C, direct expansion type

		Temperature(0C) Dry bulb	Relative humidity (%)
Summer season	Outside air	+35	70
	Inside air	+27	50
Winter season	Outside air	-15
	Inside air	+21	50

Fresh air ratio:	50%
Air handling unit:	two (2), 50%
Condensing unit:	two (2), 50%
Heating medium:	7kg/cm2, saturated steam

Air changing rate (according to the rules /regulations)

compartment	Air change per hour	Remarks
Private space	6
Public space	8
Office space	8
Catering space	8	Spot air cooling/heating
Changing room	3	Spot air cooling/heating
Wheelhouse/radio space/chart space	10	Spot air cooling/heating
Dry provision store	5	Spot air cooling/heating
Laundry& drying room	8	Spot air cooling/heating
Cargo control room	10

Remark: a fan coil unit for galley, one (1) set x20,000kcal/h

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

600 Engine Room Machinery General

H.F.O.	600cst at 50°C
Cooling	centralized F.W. cooling
Common F.O. system shall be applied for M/E &G/E.

601 Propeller and Shafting

Propeller	one (1), controllable pitch, Ni-Al-Br
Stern tube seal	compact lip seal (subject to discussion with Maker), 3-aft and 2-
forward
Stern tube bush	cast iron with white metal lining

Inter shaft bearing	self lubricated, F.W cooling

602 Steam Generating Plant

Auxiliary boiler	one (1), 20ton/h x 7kg/cm2
Exhaust gas economizer	one (1), 1.2ton/h x 7kg/cm2 at M/E NCR

603 Electric Generating Plants

Main generator set	four (4), 2500kw x720rpm, IP23, 4-stroke, inline
Emergency generator set	one (1), 700kW x1800rpm, IP23 (MDO)

604 Purifier

H.F.O purifier	two (2), 3100L/h, automatic, self cleaning, sg=1.01
Main L.O. purifier	two (2), 2100L/h, automatic, self cleaning
D.O purifier	one (1), 600 L/h, automatic, self cleaning

605 Centrifugal Pump

	Casing	impeller	shaft
F.W and feed W	cast iron	bronze	stainless steel
S.W (Ballast,
Fire & Cooling)	bronze	stainless steel	stainless steel
S.W	bronze	phosphor bronze	stainless steel

606 Rotary Pump

	Gear pump	screw pump	single rotor pump
Casing	cast iron	cast iron	cast iron
Power rotor	—	carbon steel	stainless steel
Idle rotor	—	nodular cast iron	—
Gear	carbon steel	—	—
Shaft	carbon steel	—	—
Stator	—	—	synthetic rubber

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

607 Tubular Type Heat Exchanger

Shell	steel plate or steel pipe
Water box	cast iron or steel fabricated
Neoprene lining internally for S.W box
Tube plate	naval brass
Tube	Aluminum brass

608 Plate Type Heat Exchanger

Plate	titanium for S.W
Stainless steel for F.W/L.O
Frame	mild steel

609 Piping

Cooling S.W	65mm and above	SPP or STPY, polyethylene coating inside
	50mm and blow	STPG370E, sch.80, galv.

Cooling F.W	all size	SPP

Compressed air
starting air		STPG370S, sch40
Control air		copper or STPG370E, sch.40
General Service		STPG370E, sch.40

Lubrication oil	all size	SPP

Fuel oil
F.O circulating		STPG370S, sch40
Purifier		STPG370E, sch.40

Feed water and	feed water delivery	STPG370S, sch40
Condensate	other	SPP

Steam	supply 16kg/cm2	STPG370S, sch40
	Other	SPP

E/R bilge	all size	STPY or STPG370E, sch.40, galv.

Sanitary F.W	all size	copper or SPP, galv.

Sewage discharge	all size	STPG370E, sch.40, galv.
Heating coil*	all size	STPG370s, sch.80
Exhaust pipe	all size	welded steel plate or SPP

*	drum type heating unit shall be provided.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

610 Fuel Oil System

1-	Fuel oil transfer pump

1-	Diesel oil transfer pump

2-	M.E & G.E fuel oil supply pump

2-	M.E & G.E fuel oil circulating pump

1-	Auxiliary boiler F.O. boost pump

1-	M.E. & G.E viscorator

2-	M.E. & G.E fuel oil heater

2-	Auxiliary boiler fuel oil heater

1-	M.E. & G.E. fuel oil auto filter

3-	Fuel oil flow meter

611 Lubrication Oil System

Uni-lubrication oil system shall be applied for main engine according to the main engine manufacture’s latest design

1-	lubrication oil transfer pump

2-	main lubrication oil pump

1-	M.E. L.O cooler, plate type

1-	M.E. L.O auto. Filter

612 Cooling System

Central cooling fresh water system shall be provided

2-	main cooling sea water pump

2-	Low temperature fresh water pump

1-	I.G scrubber C.S.W pump

2-	Deck water seal C.S.W pump

2-	M.E. J. C. F. W. pump

2-	Central F.W. cooler, each 50%, plate type

1-	M.E. air cooler cleaning pump

1-	anti-fouling device for cooling S.W

613 Compressed Air System

2-	Main air compressor, reciprocating, water cooled

1-	General service air compressor, screw, air cooled

1-	Control air compressor, screw, air cooled

2-	Main air reservoir

1-	General Service air reservoir

1-	Control air reservoir

2-	Control air dryer

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

614 Steam,, Condensate & Feed Water System

2-	Auxiliary boiler feed pump

2-	Boiler water circulating pump

1-	Atmospheric dump drain condenser

615 F.W Sanitary System

1-	F.W. generator, 30ton/day, plate type

1-	F.W. hydrophore unit

1-	calorifier

2-	Hot water circulating pump

1-	F.W sterilizer

616 Engine Room Bilge System

2-	Fire, bilge & G.S. pump

1-	Oily water separator, 5m3/h

1-	Sludge pump

1-	Engine room bilge pump

617 Maintenance Equipment, Workshop Machinery

1-	Engine room crane, overhead type

1-	Lathe

1-	Drilling machine

1-	Grinder

1-	Gas welder

1-	Electric arc welder

618 Engine Room Ventilation

4-	Engine room supply fan, two (2) sets reversible, and axial flow type

1-	Purifier room exhaust fan. Mushroom header type

1-	Exhaust fan for welding space

1-	Unit cooler for engine control room, package type

619 Waste Disposal System

1-	Incinerator, 500,000kcal/h

1-	Sewage treatment, biological, vacuum device combined type

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

700 Automation System

Remote and automatic controls and instrumentation shall be provided for the propulsion plant and auxiliary according to the requirements of the class for unattended machinery space.

710 Control Space

Engine control room (ECR)

Cargo control room (CCR)

Wheelhouse

720 Automation System for Machinery

Main engine remote control system	wheelhouse, bridge wings and ECR
Auxiliary equipment control system
Steam generating plant	local manual/automatic control
Electric generating plant	remote manual/ automatic control

730 Integrated Control and Monitoring System (ICMS)

Redundant process station

Man-machine interface

2x20” CRT, 2 x keyboard, 2 x printer in ECR

2x20” CRT, 2 x keyboard, lx printer in CCR

2x20” CRT, 2 x keyboard in wheelhouse

lx UPS

Alarm and monitoring for engine room operation

Binary signal: approximately 150 points

Analog signal: approximately 100 points

Stand-by start of essential pumps in engine room

Control and monitoring for cargo/ballast system

740 Cargo and Ballast Monitoring System

Remote sounding and draught measuring system:

Air purge type, for each water ballast tank, peak tank and draught (4)

Electric pressure transducer type, for each H.F.O & D.O. storage, settling, service tank

Draught measurement

Cargo monitoring system:

Integrated into ICMS

Cargo tanks and slop tanks level (radar beam type) and temperature (2 points/tank)

Remote operation and indication of cargo valve and ballast valve

Cargo manifold pressure indication

Remote control reading of liquid pressure/temperature

Cargo Control System:

Cargo Control System shall be installed with two (2) control stations located in the Wheel House. The system shall allow the supervision and control of cargo load and discharge operations from either CCR or Wheel House. All the information and controls necessary for a safe cargo loading operation shall be available at both sites, including start/stop/control of cargo and ballast pumps, open/close of the cargo and ballast valves needed for those operations, cargo and ballast tanks level and temperature measurement and inert gas. Cargo tanks level measurement system shall be of Radar Type with readings at Wheelhouse and CCR.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Ballast Monitoring System:

Ballast tanks and peak tanks level

Independent overfill alarm system	to be provided

Loading calculator	one (1), on-line

750 Alarm and Calling System

1-	emergency general alarm system

1-	fire detection system

1-	foam release alarm system

1-	emergency engineer alarm system

1-	hospital calling system

1-	ref. chamber alarm system

1-	engine room dead man alarm system

1-	engine room patrol man call alarm

The alarm and monitoring system shall have one Operator Station at Wheel House and one at ECR. Bilge Alarm for Thrusters rooms shall generate audio and visual indication on ECR, CCR and Wheel House. All pitch command and feed back signals as well the power consumption and trip signals to have failsafe (wire break) and out-of-range monitoring functions.

Alarms shall be provided for redundant power supplies and UPS.

760 Dynamic Positioning System

DPS - DYNAMIC POSITIONING SYSTEM A dual system, SDP21 with two (02) SDP-OS Operator Station, one Joystick Station and a Dual Redundant Controller Unit, type DPC-22 shall be fitted.

DP sensors to be included in the system are: 2 MRUs, 2 Wind Sensors with separated displays and 2 Gyros (one can be the vessels Gyro), both being capable to be used in DP System and navigation, as well.

DP system shall be interfaced to the thrusters, CPP, Rudder, ME, Power Management System, Vessel Monitoring and Control System and Vessels draft. The system shall incorporate the following softwares: “Tandem Mode”, Weather Vane Mode, “On Line Capability Plot”, “On Line Consequence Analysis” and “Motion Prediction.” One wheelhouse display for Hawser Tension, with large digits shall be provided (Simrad/London Electronics Ltd P1754 or equivalent).

One (1) DP Operator chair installed over rails that enable the chair to access all control consoles to be provided.

PRS - Position Reference Systems: The vessel shall be fitted with: one ARTEMIS MK5, one DARPS 700 and one Fanbeam MK4. The antennas of the Artemis, the Fanbeam and one DARPS GPS shall be installed on the forward mast. Receivers for GPS corrections to be included: IALA, Petrobras UHF465, Fugro (Spot Beam and Inmarsat).

PMS - POSITION MONITORING SYSTEM - An independent system capable of logging all reference systems and to evaluate the function of same systems in parallel with DP systems (BLOM Logger or similar) shall be fitted. All logged data shall be available for retrieval as open files (excel or similar).

THRUSTERS (Can be hydraulic CPP or fixed pitch with variable frequency driver)

ZERO PITCH SYSTEM: M/E Controlled Pitch Propeller shall be fitted with a Zero Pitch System.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

ME shall be prepared for DP operation with close attention for slow speed operation.

New auxiliary thrusters to be installed as follows:

•	one (1) bow tunnel thruster with 2,000 kW;

•	one (1) stern tunnel thruster with 1,100 kW;

•	one bow azimuth thruster (retractable or swing-up type) with 2,200kW;

•	one stern azimuth thruster (retractable or swing-up type) with 2,200 kW;

The vessel shall load at F(P)SO’s equipped either with turret system or spread moored system. The entire integrated DP system, including power units, shall have the following Operating Weather Conditions for mooring / loading operations / unmooring:

Wave:	Hs= 3.5 m	Tp = 9.0 s
Wind	Vv = 15,0 m/s
Current	Vc =1.10 m/s

DP Capability Plots shall be calculated considering:

•	Turret type F(P)SO’s: waves and wind in the same direction of the shuttle tanker (0 degree with bow) and the current rotating.

•

Spread Moored type F(P)SO’s: waves and wind in the same direction of the shuttle tanker (0 degree with bow) and the current rotating, as well as current in the same direction of the shuttle tanker (0 degree with bow) and wind/waves rotating.

The Capability Plots shall be calculated both for normal ballast condition and for full load condition. For each condition, the following sub-conditions shall be considered:

all thrusters available (bow tunnel thruster, bow azimuth thruster, stern azimuth thruster, stern tunnel thruster and main propeller x rudder);

all thrusters available except the bow tunnel thruster;

all thrusters available except the bow azimuth thruster;

all thrusters available except the stern tunnel thruster;

all thrusters available except the stern azimuth thruster;

all thrusters available except the set main propeller x rudder.

Each Load Condition x Thruster Availability shall be plotted considering current velocities of 0.5 knot, 1.0 knot, 1.5 knots and 2.0 knots and wind velocities of 6.0 m/s, 10.0 m/s, 14.0 m/s and 16.0 m/s.

There shall be presented 96 Capability Plots. In earlier design stage, five (5) cases with 2.0 knots current and 16.0m/s wind shall be presented.

Although not required by class, redundancy at control and supervision level shall be extensively implemented.

FMEA (FAILURE MODE AND EFFECT ANALYSIS) shall be performed by a third party, and shall include a theoretical study and proving trials. It shall be performed to determine the suitability and reliability of vital system and to identify any failures that may lead to a loss of position, loss of power generation or a loss of main propulsion while the vessel is operating in DP mode. After the conversion works a FMEA proving trial shall be carried out on board in order to verify the theoretical analysis. A final report shall be issued and critical findings shall be properly corrected.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

770 Miscellaneous

CCTV system

CCTV - Close Circuit Color Television Monitoring System One full matrix switched system with PTZ (pan, tilt and zoon) cameras shall be installed.

Recommended minimum system:

Camera:

1-for Coupling Valve,

1- for BLS Winch,

1- at fwd Mast,

1- at each Thruster room,

2- at amidships mast - manifolds supervision,

1- at Main Deck aft and 2 for Engine Room.

Monitors and Control Panel at Bridge - (3 monitors and 1 Control Panel),

Engine Room (2 monitors and 1 Control Panel) and

Cargo Control Room (1 monitor and 1 Control Panel)

Location of the cameras shall be discussed according to the project and vessels particulars.

Local area network

LAN cables (CAT.5) and wall sockets for nine (9) locations: builder’s scope

All hardware (PCs, hub and server): buyer’s scope

TELEMETRY

TELEMETRY shall be provided by the Buyer. Details of the system will be supplied in due time.

HYDRAULIC OIL FILTERS

Hydraulic power systems shall have dedicated oil filter CJC type or equivalent per system. The following systems, if fitted, must have their own CJC filter:

M/E CPP

Thrusters CPP

BLS winch

UNINTERRUPTIBLE POWER SUPPLIES AND REDUNDANT POWER SUPPLIES

UPSs shall be provided for DP System equipments, sensors and controllers. At least two UPSs shall be used to provide full redundancy for DP System equipments, sensors and PRS. Control System of new engines and thrusters shall have a redundant power supply. Signal splitter units shall have power supply from same source that feeds the signal generator equipment.

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

800 Electric System

Applied voltage: AC440V, AC220V, 60Hz and/or DC 24V

Electric cable: the cable throughout vessel shall be compliance with IEC60332-1(flame retardant)

Engine room:

Ethylene propylene rubber insulated PVC sheathed and steel and/or copper wire braided

Weather deck:

E.P rubber insulated PVC sheathed and steel and/or copper wire braided with PVC covering

Accommodation:

Ethylene propylene rubber insulated PVC sheathed

810 Electric Source

The generators shall serve under various conditions as follows:

Normal see going:	lx D/G
Maneuvering with 1-bow thruster	2x D/G
Cargo loading in DP mode	4x D/G with open bus-tie
Cargo discharging	3x D/G
Rest in port	1x D/G or 1x E/G

Transformers:

2-	1500KVA 6600V/445V three phase for 440V general service

2-	160KVA 440V/225V three phase for 220V general service

2-	60KVA 440V/225V three phase for emergency

3-	5KVA 440V/225V single phase for ship’s forward service

Storage battery

1-220AH, DC24V maintenance free sealed lead-acid type for general use

1-maintenance free sealed lead-acid type for radio plant

Each battery set shall have separate battery charger

820 Switchboard

6600V main switchboard

Four (4) diesel generator panels, one (1) bus tie panel, two (2) transformer feeders, four (4) thruster feeder/starters(both feeder for stern thruster), three (3) cargo pump feeder/starters

440V switchboard

one (1) bus tie panel, two (2) 440V feeder panels, two (2) 220V feeder panels and two (2) group starter panels(fixed type)

Emergency switchboard

one (1) emergency generator panel, one (1) 440V emergency feeder panel, one (1) 220V emergency feeder panel, one (1) group starter panels(fixed type) and shore connection facility (AC440V, 60Hz, 3Ph, 500A)

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

Distribution boards	to be provided in accordance with detail design
Test panel	not to be provided

The following functions are required on the Power Management System (to be integrated in Automation System):

load dependent start/stop

start blocking of heavy consumers

blackout recovery

load sharing with options: symmetric/ asymmetric load sharing,

fixed load and manual load sharing

power limitation /thruster pitch reduction

load shedding

mimic graphics—showing power consumption of thrusters, load of gensets, etc., to provide a quick view of status and safety margins during DP operations.

830 Electric Motor and Starter

Motor

High voltage motors shall be supplied in accordance with the manufacturer’s standard and IEC.

Squirrel cage induction type and insulation class B or F.

Motors in E/R floor deck and below totally enclosed type (IP44)

Motors in E/R others	drip proof (IP23)
Accommodation and other space	drip proof (IP23)
Exposed to weather	water proof type (IP56)

Motors installed on weather deck, steering gear motor, emergency fire pump motor, hydraulic Oil pump motor for deck machinery/thrusters, ballast pump motors and high voltage motors shall be provided with space heater.

Starter

Over current protection by thermal two-element type over current relay shall be applied.

Ammeter shall be provided for motors with capacity 15kw and above.

Running meters for the duplicated motors.

840 Lighting System

The lighting shall be fed from the 220V, 60Hz, 1Ph, normal & emergency supply system.

Machinery space	halogen lamp, fluorescent lamp, incandescent lamp

Accommodation	fluorescent lamp, incandescent lamp

Space exposed to weather	high pressure sodium flood lamp, incandescent lamp

3kw Suez Canal search light	buyer’s supply

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

2kw search light	buyer’s supply. One search light shall be installed at bow (fwd mast), with remote control on wheelhouse. Minimum capacities: 2,000W, 250 meters range

Navigation & signal lights to be connected to a panel with control switches and indication lamps graphically arranged, audible and visible signal alarm, and the panel to be installed in bridge control console.

Lighting on wheelhouse shall be compliance with the requirements for DP and Cargo Operation.

850 Navigation Equipment

1-magnetic compass (transmitting type)

1-Auto pilot with a course recorder and 3 gyro compass with five (5) gyro repeater

1-rudder angle indicator (4-indicators)

1-echo sounder with one (1) transducer, 1-digital depth indicator

1-doppler speed log (2-axis type) with two (2) remote indicators

2-radar

S-band 17” CRT with ARPA

X-band, 17” CRT with ARPA

1-integrated navigation system

1 set, navigation information display

2 sets, ECDIS (21”)

2-anemometer and anemoscope (a part of DP system)

2-DGPS navigator

1-automtic identification system

1-voyage data recorder

860 Radio Equipment

Radio equipment to comply with the GMDSS requirement for A3.area

1-radio station (250W)

MF/HF transceiver with DSC control unit

DSC watch keeping receiver

2-VHF radio telephone with one (1) DSC watch receiver

1-INMARSAT B

1-INMARSAT C

1-satellite E.P.I.R.B

1-navtex receiver

1-weather facsimile

3-Portable VHF transceiver

2-Radar transponder

8-portable UHF transceiver (walkie-talkie)

1-telemetry system for shuttle tanker

External communication equipment shall comply with GMDSS area 3 requirement.

870 Communication Equipment

1-auto telephone (56 lines)

1-sound powered telephone (9 stations)

Outline Specification 105,000 DWT Shuttle Tanker	T0184-000-01 Rev. 1 (2007-10-18)

1-public address (dual 400w amp.) & talk-back system (4 stations)

1- whistle (each one air horn and electric horn)

1-electric clock system (13 slave clocks)

1-ship security alert system

880 Entertainment Equipment

1-broadcast & television receiving communal aerial system

TV SET, Hi-Fi stereo sets etc. recreation equipment no to be supplied by the builder.

890 Instrumentation

The instrumentation used on power and distribution panels, the main circuit breaks and protective devices shall have valid certificates of calibration. If these certificates are not available, or if they are out of date, calibration to be performed (preferably during conversion time) and new certificates to be issued by a company recognized by a major class society. The following instruments must have calibration certificates:

Instruments of Main and Emergency Switchboard Voltmeters, Ammeters, Power meters, etc.

Main circuit breaks (generators, bus ties, thrusters and heavy consumers) Overhaul revision and trip levels verified.

Protective devices of M/E, D/Gs and most important equipment (thermostats, pressure switches, sensors, etc.)

ORIGINAL

Note on Status

A      Submitted for Owner Review.

B      Owner’s comments incorporated.

C      Submitted for Class Society Review.

D      Class Society’s comments incorporated.

E       Issued for Construction.

F       As-built Drawings.

25-Oct-07	1	Revised as per Owner Comments.	F. B. Liu	S. Y. Wang	W. J. Zhu
6-Oct-07	0	Issued for review.	F. B. Liu	S. Y. Wang	W. J. Zhu
Date	Rev. No.	Description	Designed	Checked	Approved
STATUS	A B C D E F
BUILDER	COSCO SHIPYARD GROUP CO. LTD			HULL NO.	TBA
				CLASS	DNV

OWNER	Knutsen OAS Shipping AS Smedasundet 40, N-5529 Haugesund, Norway Tel +47 52 70 40 00 Fax +47 52 70 40 40 Website: www.knutsenoas.com
PROJECT	105,000DWT Afrmax DP Shuttle Tanker

MAKER LIST	DWG. NO.		T0184-000-04
	SFI NO.		N/A
	SCALE	SHEET	DATE
	N/A	1 of 12	25-Oct-07

COSCO SHIPYARD GROUP CO. LTD
No. 37 Dongbei Road, E.T.D.Z District, Dalian, China	Email: offshore@cosco-shipyard.com
Tel: +86 411 3922 9421 Fax: +86 411 3922 9420	Website: www.cosco-shipyard.com

This drawing or document is the intellectual property of COSCO shipyard group Co., Ltd and may not be reproduced, sold or use in whole or in parts for any propurse without the written approval of COSCO shipyard group Co. Ltd.

MAKER LIST T0184-000-04 Rev. 1	PAGE 2

1. MATERIAL PROTECTION & CARGO HANDLING & OUTFITTING

No.	ITEM	MANUFACTURER	REMARKS
1	PAINT	INTERNATIONAL PAINT	China
		HEMPEL	Ditto
		SIGMA	Ditto
		JOTUN	Ditto
2	ICCP	ACG	Italy
		CATHELCO	UK
		KC LTD	Korea
		WILSON WALTON	UK
3	CARGO OIL & BALLAST PUMP	HAMWORTHY KSE	Singapore
		SHINKO	Japan
4	REMOTE CONTROL VALVES FOR CARGO & BALLAST SYSTEM	DANFOSS
		PLEIGER	Germany
		NAKAKITA	Japan
5	INERT GAS PLANT	SCANA HYDRAULIC	Norway
		HAMWORTHY KSE	Norway
		AIR PRODUCT	Norway
		AALBORG /SMIT	Denmark
6	ODMS	SEIL SERES	Korea
		JOWA	Sweden
		VAFKO	Korea
7	P/V VALVE	TANK TECHEIL SERES	Korea
		SEWON	Korea
		PRESS-VAC	Denmark
8	TANK CLEAN MACHINE	CONSILIUM TOFTEJORG	Sweden
		POLAR MARINE	Norway
		ALVA LAVAL	Sweden
		SCANJET	Sweden
9	BOW LOADING SYSTEM	PUSNES	Norway
		APL	Norway
10	GRE PIPE	AMERON	Singapore
		EDO (FIBERBOND)	U.S.A
11	HAND DIPPING DEVICE	MMC ASIA	Japan
		TANK SYSTEM	Switzerland
		TANK TECH	Korea

MAKER LIST T0184-000-04 Rev. 1	PAGE 3

No.	ITEM	MANUFACTURER	REMARKS
12	STEERING GEAR	PORSGRUND	Norway
		HATLAPA	China
		ROLLS ROYCE / ULSTEIN	Norway
		KAWASAKI WUHAN	China
13	THRUSTER	BRUNVOLL	Norway
		ROLLS ROYCE / ULSTEIN	Norway
		LIPS	Holland
		KAWASAKI	Japan
14	WINDLASS AND MOORING WINCH	HATLAPA	China
		ROLLS- ROYCE	Norway/China
		IHI	China
		KAWASAKI WUHAN	China
		PUSNES	Norway
15	ANCHOR	WUZHOU MARINE CASTING PLANT	China
		ZHENJIANG ZHENGMAO GROUP	China
		RUGAO HAIYANG	China
		JIANGSU YUANYANG	China
16	CHAIN CABLE	CHINA
17	CHAIN CABLE STOPPER	CHINA
18	EMERGENCY TOWING	TANK TECH	USA
19	ACCOMMODATION LADDER & WINCH	ZHENGJIANG LISHENG	China
		JIANGYAN MARINE EQUIPMENT PLANT	China
		HUANGSHAN XINGHAI MARINE EQUIPMENT PLANT	China
		JIANGSU VICTOR MARINE AUX. C/L	China
20	LIFEBOAT & RESCUE BOAT	JIANGYIN NORSAFE	China
		HARDING	China
		JIANGYIN XINJIANG	China
		HATECKE	Germany
21	LIFEBOAT & RESCUE DAVIT	BEIHAI S/Y (CHINA)	China
		JIANGSU VICTOR MARINE AUX. C/L (CHINA)	China
		JIANGYIN NORSAFE	China
		HADING	China
		HATECKE	Germany

MAKER LIST T0184-000-04 Rev. 1	PAGE 4

No.	ITEM	MANUFACTURER	REMARKS
22	LIFERAFT	HYGRAPHA	Germany
		DSB	Germany
		VIKING	Denmark
		RFD	U.K
CHINA-MADE
23	PROVISION CRANE
		JIANGYIN HUADONG	China
		DREGGEN	Norway/China
		TTS	China
24	CO2 FIRE EXTINGISHING	UNITOR	Norway
		NK	Korea
		SEAPLUS	Korea
		TYCO	U.K
25	FOAM FIRE EXTINGISHING	UNITOR	Norway
		NK	Korea
		SEAPLUS	Korea
		TYCO	U.K
26	SURVIVAL SUITS	VIKING	Denmark
		RFD	U.K
27	FIREMAN’S OUTFIT (LOOSE PARTS)	UNITOR	Norway
		NK	Korea
28	LOOSE LIFESAVING EQUIPMENT	COSCO	Korea
		UNITOR	Norway
29	CARGO CONTROL SYSTEM	BJORGE STEINCO	Norway
		LYNGSO MARINE	Denmark
		KONGSBERG	Norway
MOLAND
30	LOADING COMPUTER	TECHMARINE	Korea
		NAPA	Finland
		CONSULTAS	Norway
		MARINE ALIGNMENT	Denmark

MAKER LIST T0184-000-04 Rev. 1	PAGE 5

2. ACCOMMODATION

No.	ITEM	MANUFACTURER	REMARKS
1	INSULATION	CHINA
2	DECK COVERING	CHINA
3	PARTITION WALL, CEILING	CHAO YANG MACHINERY PLANT	China
		HUANAN BUILDING MATERIALS CO., LTD	China
		JIANG SU HAI LU (CHINA)	China
4	LAVATORY UNIT	CHAO YANG MACHINERY PLANT	China
		SHANGHAI HUI HE	China
		NORAC-SUZHOU	China
5	GRP DOOR	LIBRA	Norway/China
6	FURNITURE	CHINA
7	GALLEY AND LAUNDRY	ELECTROLUX	Sweden
		AROX	Singapore
		SAMJOO	Korea
		METOS	Finland
		BEHA HEDO	Norway
8	TOILET UNIT	BULL	Korea
		WARTSILA	Korea
9	VACUUM TOILET SYSTEM	JETS	Norway
		EVAC	Finland
10	AIR CONDITIONING PLANT, PROVISION REFRIGERATING, PLANT	HEINEN & HOPMAN	Holland
		SABROE	Denmark
		NAMIREI/DAIKIN	Japan
		VIKING	Singapore
HI-PRESS
11	WINDOW WIPER	JUNG-A	Korea
		WYNE	U.K

MAKER LIST T0184-000-04 Rev. 1	PAGE 6

3. MACHINERY PART

No.	ITEM	MANUFACTURER	REMARKS
1	MAIN ENGINE	MAN B&W	China
		WARTSILA	Finland
		MAN B&W	Japan
2	PROPELLER	ROLLS-ROYCE	Sweden
		LIPS	Holland
		KAWASAKI	Japan
3	AUXILIARY BOILER	AALBORG	China
		SAACKE	China
		MITSUBISHI	Japan
4	EXHAUST GAS ECONONIZER	AALBORG	China
		SAACKE	China
		MITSUBISHI	Japan
		KANGRIM	Korea
5	AUXILIARY ENGINE	WARTSILA	Korea
		DAIHATSHU	China
		MAN B&W HOLEBY	Denmark
		Mak	German
6	EMERGENCY DIESEL GENERATING SET	NORHAVN	Denmark
		CUMMINS	China
		LINDEBERG +ANLAGEN	Germany
		CARTEPILLAR	USA
7	PURIFIER	ALFA-LAVAL	Sweden
		WESTFALIA	Germany
8	F.O SUPPLY MODULER UNIT	KUPER+WOLF	Germany
		AURAMARINE ASIA LTD (CHINA)	China
		ALFA LAVAL	Sweden

MAKER LIST T0184-000-04 Rev. 1	PAGE 7

No.	ITEM	MANUFACTURER	REMARKS
9	CENTRIFUGAL PUMP	ALLWEILER	Germany
		SHINKO	Japan
		HAMWORTHY	Norway
	GEAR PUMP	ALLWEILER	Germany
		HAMWORTHY	Norway
	EMERGENCY FIRE PUMP	SHINKO	Japan
		ALLWEILER	Germany
		HAMWORTHY	Norway
10	AIR COMPRESSOR	HATLAPA	Germany
		NK	Germany
		SPERRE	Norway
11	F.W. GENERATOR	SERCK	Germany
		ALFA-LAVAL	Sweden
		JOWA	Sweden
		SONDEX	Denmark
		APV	Denmark
12	PLATE COOLER	GEA	Germany
		APV	Denmark
		DONGHWA	Korea
		SONDEX	Denmark
		DHP	Korea
		LHE	Korea
		ALFA-LAVAL	Sweden
13	TUBULAR COOLER / CONDENSER	DONG HEA	Korea
14	OIL HEATER	DONG HEA	Korea
15	INCINERATOR	TEAMTEC	Norway/China
		KANGRIM	Korea
		ATLAS	Germany

MAKER LIST T0184-000-04 Rev. 1	PAGE 8

No.	ITEM	MANUFACTURER	REMARKS
16	OILY WATER SEPARATOR	MARINFLOC	Sweden
		JOWA	Sweden
		B+V	Germany
		RWO	Germany
		HAMWORTHY	Norway
17	MARINE GROWTH PREVENTION SYSTEM	ACG	Italy
		CATHELCO	UK
		CWC	Holland
		WILSON WALTON	UK
18	SHELL-TUBE TYPE HEAT EXCHENGER	NANTONG MACHINERY WORKS	China
		NANTONG SHENTONG MACHINICAL FACTORY	China
		NANTONG CSEMC MACHINERY MANUFACTURE	China
19	STERNTUBE SEAL	B+V	Germany
		JMT	Japan
		KOBELCO	Japan
		CEDERVAL	Sweden
		IHC	Holland
20	FANS	HENGYUAN (CHINA)	China
		QINGDAO MARINE EQUIPMENT CO. (CHINA)	China
		JIANGSU ZHAOSHENG (CHINA)	China
21	SEWAGE TREATMENT PLANT	HAMWORTHY	Sweden
		JONGHAP	Korea
		CHANGWON	Korea
		TAIKO	China
		JOWA	Sweden
22	FIXED WATER MIST FIRE FIGHTING SYSTEM	YORK REFRIERATION
		UNITOR	Norway
		TYCO	Japan
CHINA-MADE
23	TEMPERATURE REGULATING, VALVE ONLY THREE WAY	AMOT	U.K
		ODIN	Denmark
		NAKAKITA	Japan
		FISCHER(USA)	USA
24	ENGINE ROOM CRANE	CHINA
25	COMPRESSED AIR DRYER	BOGE	Germany
		SABROE	Germany
		NIPPON CONTROL	Japan
		BEKO	Germany

MAKER LIST T0184-000-04 Rev. 1	PAGE 9

No.	ITEM	MANUFACTURER	REMARKS
26	AUTO. CLEANING FILTER	ALFA — LAVAL	Sweden
		B&K	Germany/China
		AMEROID	Japan
		KUP-WOLF	Germany
27	OTHER FILTER	CHINA
28	AIR RESERVOIR	SHAZHOU MARINE BOILER FACTORY	China
		JIUJIANG MARINE MACHINERY PLANT	China
		TAIZHOU YONG TAI	China
29	F.W. HYDROPHORE TANK AND CALORIFIER	NANTONG MARINE MACHINERY PLANT	China
		TAIXIN MARINE MACHINERY PLANT	China
		JIANGSU NANJI	China
30	POTABLE WATER STERILIZER	JOWA	Sweden
		SERCK	Germany
		RENKEN	Germany
		NIPPON CONTROL	Japan
		SAFETEC	Singapore

MAKER LIST T0184-000-04 Rev. 1	PAGE 10

4. ELECTRIC PART

No.	ITEM	MANUFACTURER	REMARKS
1	DP SYSTEM	KONGSBERG	Norway
		ALSTOM	UK
2	ICMS	LYNGSOE MARINE	Norway
		KONGSBERG	Norway
3	CARGO TANK LEVEL GAUGE SYSTEM (RADAR BEAM TYPE)	AUXITROL	France
		SAAB	Sweden
		AUTRONICA	Norway
4	BALLAST & FO TANK LEVEL GAUGE SYSTEM (AIR PURGE TYPE)	HANLA	Korea
		AUXITROL	France
5	INDEPENDENT HIGH LEVEL ALARM SYSTEM	HANLA	Korea
		AUXITROL	France
6	GAS SAMPLING & DETECTION SYSTEM	HANLA	Korea
		CONSILIUM	Sweden
		RIKEN	Japan
		KYOMO	Japan
7	VAPOUR RECOVERY SYSTEM	HANLA	Korea
8	CCTV	HERNIS	Norway
		OCEANOR	Norway
		CMR	Korea
9	FIRE DETECTING SYSTEM	UNITOR	Norway
		CONSILIUM	Sweden
		THORN	U.K
		OKI-NHE	Japan
		APOLLO	U.K
		AUTRONICA	Norway
10	ELECTRIC GENERATOR (HIGH/LOW VOLTAGE)	ABB	Sweden
		SIEMENS	Germany
		WEG	Brazil/China
11	ELECTRIC MOTOR (HIGH/LOW VOLTAGE)	ABB	Sweden
		SIEMENS	Germany
		WEG	Brazil/China
12	SWITCHBOARD/ STARTER/ DISTRIBUTION BOARD (LOW VOLTAGE)	SCHNEIDER	China
		ABB	China
		WEG	Brazil/China
		HDW	China

MAKER LIST T0184-000-04 Rev. 1	PAGE 11

No.	ITEM	MANUFACTURER	REMARKS
13	SWITCHBOARD / STARTER (HIGH VOLTAGE)	TERASAKI	Japan
		IMTECH	Holland
		ABB	Sweden
		WEG	Brazil/China
		HDW	Germany
14	IBS / NAVIGATION EQUIPMENT	KONGSBERG NORCONTROL	Norway
		JRC	Japan
		FURUNO	Japan
		TOKIMEC INC.	Japan
15	CYRO COMPASS / AUTO PILOT / MAGNETIC COMPASS	C-PLATH	Germany
IBS MARKER
16	RADIO PLANT (GMDSS )	FURUNO	Japan
		TOKIMEC INC.	Japan
		JRC	Japan
IBS MARKER
17	AUTOMATIC TELEPHONE SYSTEM / SOUND POWER TELEPHONE/PA	GITIESSE	Italy
		VINGTOR	Norway
		PHONTECH	Norway
		OKI-NHE	Japan
		KC	Korea
		MRC	Korea
18	SPEED LOG	C.PLATH	Germany
		YOKOGAWA	Japan
		FURUNO	Japan
19	SSAS	FURUNO	Japan
		TOKIMEC INC.	Japan
		JRC	Japan
20	VDR	FURUNO	Japan
		TOKIMEC INC.	Japan
		CONSILIUM	Sweden
		HAILAND	China
		JRC	Japan
21	AIS	FURUNO	Japan
		TOKIMEC INC.	Japan
		JRC	Japan
22	AIR HORN (TYFON)	ZOLLER	Germany
		KOCKUMS	Sweden
		SARACOM	Korea
		IBUKI	Japan

MAKER LIST T0184-000-04 Rev. 1	PAGE 12

No.	ITEM	MANUFACTURER	REMARKS
23	NAVIGATION AND SIGNAL LIGHTS	AQUA	Germany
		PERERS & BEY	Germany
		SANSHIN	Japan
		GLAMOX	Norway
		KUKDONG	Korea
		HAI XING	China
24	LIGHTING FIXTURES	HAIXING	China
		GLAMOX	Norway/China
		HULE	China
		TIANCHANG	China
		DALIAN	China
25	STORAGE BATTERY & CHARGING & DISTRIBUTION PANEL	SWITCHBOARD MAKER
26	CABLE	YANG ZHOU YUANYANG CABLE FACTORY	China
		CHANGZHOU MARINE CABLE FACTORY	China
		SHANGSHANG	China
27	MONITORING AND ALARM EQUIPMENT	LYNGSOE MARINE	Denmark
		KONGSBERG	Norway
28	MAIN ENGINE CONTROL SYSTEM	LYNGSOE MARINE	Denmark
		KONGSBERG	Norway
29	CONSOLE	MADE IN CHINA

CLYDE & CO

Knutsen Shuttle Tankers XII KS

and

Knutsen OAS Shipping AS

and

Fronape International Company

and

Petrobras Transporte SA – Transpetro

and

Fronape International Company B.V.

Novation Agreement

in respect of

the Bareboat Charter of RECIFE KNUTSEN and the Management Agreement of RECIFE KNUTSEN

Agreement

Dated: June, 29th, 2012.

Between:

(1)	KNUTSEN SHUTTLE TANKERS XII KS a company incorporated in Norway, and having its registered place of business at Smedasundet 40, 5519 Haugesund, Norway (the Owner);

(2)	KNUTSEN OAS SHIPPING AS a company incorporated in Norway, and having its registered place of business at Smedasundet 40, 5519 Haugesund, Norway (the Manager);

(3)	FRONAPE INTERNATIONAL COMPANY a company incorporated in the Cayman Islands whose registered office is at P.O. Box 714, Georgetown, Grand Cayman, Cayman Islands (the Old Charterer);

(4)	PETROBRAS TRANSPORTE S.A. — TRANSPETRO a company incorporated in Brazil whose registered office is at Av Presidente Vargas, 328, 20091-060, Rio de Janeiro, RJ, Brazil (Transpetro); and

(5)	FRONAPE INTERNATIONAL COMPANY B.V. a company incorporated in the Netherlands, whose registered office is at Prins Bernhardplein 200, 1097jbm, Amsterdam, The Netherlands (the New Charterer).

WHEREAS:

(A)	This Agreement is supplemental to:

(i)	a bareboat charter in respect of the Vessel dated 14 November 2007 and made between the Owner (as registered owner of the Vessel), the Old Charterer and Transpetro (the Bareboat Charter), a copy of which is annexed to this Agreement for reference; and

(ii)	a management agreement in respect of the Vessel dated 8 December 2010 and made between the Old Charterer (as disponent owner of the Vessel) and the Manager (the Management Agreement), a copy of which is annexed to this Agreement for reference.

(B)	Pursuant to a corporate restructuring the Old Charterer, with the consent of the Owner, the Manager and Transpetro, wishes to novate the Bareboat Charter and the Management Agreement to the New Charterer.

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1 Definitions

Words and expressions defined in the Bareboat Charter and or, as the case may be, the Management Agreement shall, unless the context requires otherwise, have the same meaning when used in this Agreement and in addition:

1.1	Effective Date shall have the meaning given to it in Clause 2;

1.2	Mortgagee means DNB Bank ASA (formerly known as DnB NOR Bank ASA) acting in its capacity as mortgagee of the Vessel;

1.3	Novation Documents means the Bareboat Charter and the Management Agreement;

1.4	Quiet Enjoyment Letter or QE Letter means the letter agreement to be made between the Mortgagee, Transpetro and the New Charterer regulating their respective rights regarding use and possession of the Vessel in form and substance equivalent to the quiet enjoyment letter dated 3 August 2011 in respect of the Vessel from the Mortgagee to Transpetro and the Old Charterer; and

1.5	Vessel means the motor tanker RECIFE KNUTSEN as more particularly described in the Bareboat Charter.

1.6	References in this Agreement to “the Bareboat Charter” and “the Management Agreement” shall, from the Effective Date and unless the context otherwise requires, be references to the Bareboat Charter and the Management Agreement as novated and amended by this Agreement and words shall be construed accordingly.

1.7	A reference to a Clause is to a Clause of this Agreement unless the context requires otherwise.

1.8	Clause and paragraph headings shall not affect the interpretation of this Agreement.

2 Effective Date

2.1	The Effective Date shall be the date of this Agreement.

3 Novation

3.1	As from the Effective Date:

3.1.1	the Owner and the Old Charterer hereby mutually release each other from their obligations under the Bareboat Charter; and

3.1.2	the Manager and the Old Charterer hereby mutually release each other from their obligations under the Management Agreement.

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3.2	As from the Effective Date the New Charterer undertakes to perform:

3.2.1	the Bareboat Charter and be bound by its terms in every way as if the New Charterer had originally entered into the Bareboat Charter with the Owner and Transpetro instead of the Old Charterer; and

3.2.2	the Management Agreement and be bound by its terms in every way as if the New Charterer had originally entered into the Management Agreement with the Manager instead of the Old Charterer.

3.3	From the Effective Date:

3.3.1	the Owner releases and discharges the Old Charterer from all claims and demands whatsoever in respect of the Bareboat Charter and accepts the liability of the New Charterer under the Bareboat Charter, and hereby grants the New Charterer the same rights under the Bareboat Charter as if the New Charterer had originally entered into the Bareboat Charter instead of the Old Charterer; and

3.3.2	the Manager releases and discharges the Old Charterer from all claims and demands whatsoever in respect of the Management Agreement and accepts the liability of the New Charterer under the Management Agreement, and hereby grants the New Charterer the same rights under the Management Agreement as if the New Charterer had originally entered into the Management Agreement instead of the Old Charterer.

3.4	Each of the Owner, the Manager and the New Charterer will have the right to enforce the relevant Novation Document and pursue any claims and demands under that Novation Document against the other with respect to matters arising before, on or after the Effective Date as if the New Charterer had originally entered into that Novation Document instead of the Old Charterer.

3.5	Transpetro hereby consents to the novation of the Bareboat Charter and agrees to continue to be bound by the terms of the Bareboat Charter (as novated hereby).

3.6	From the Effective Date, subject to the Mortgagee (i) indicating its consent and acknowledgment by counter-signing this Agreement and (ii) signing the QE Letter, Transpetro and the New Charterer shall agree to be bound by the terms of the QE Letter and shall promptly execute in favour of the Mortgagee such acknowledgements and undertakings in a form acceptable to (or reasonably required by) the Mortgagee pursuant to the QE Letter.

4 Amendments to the Novation Documents

With effect on and from the Effective Date, the Novation Documents shall be amended so that references to the Old Charterer are deemed to be references to the New Charterer.

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5 Continued force and effect

5.1	Save as amended by this Agreement, the provisions of the Novation Documents shall continue in full force and effect.

5.2	The Bareboat Charter and this Agreement shall be read and construed as one instrument.

5.3	The Management Agreement and this Agreement shall be read and construed as one instrument.

6 Notices

6.1	Any notice or other communication hereunder (a “Communication”) shall be in the English language and be addressed as follows (or as the intended recipient shall have notified the sender in accordance with this Clause):

(a)	if to Knutsen Shuttle Tankers XII KS :

Attn: Trygve Seglem

Smedasundet 40

5529 Haugesund

Norway

Fax: +47 52 70 40 40

(b)	if to Knutsen OAS Shipping AS:

Attn: Trygve Seglem

Smedasundet 40

5529 Haugesund

Norway

Fax: +47 52 70 40 40

(c)	if to Fronape International Company

Attn: Fronape International Company

Av Presidente Vargas 328, 5th Floor

20091-060

Rio de Janeiro

RJ

Brazil

Fax: +55 21 3211 7106

(d)	if to Transpetro:

Attn: Transpetro/DTM/TM

Av Presidente Vargas 328, 5th Floor

20091-060

Rio de Janeiro

RJ

Brazil

Fax: +55 21 3211 7106

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(e)	if to Fronape International Company B.V.

Attn: Fronape International Company B.V.

Weena, 722. Weena pt. Toren A

3rd Floor

Rotterdam

The Netherlands

Fax: +31 10 206 7027

7 Third party rights

7.1	Other than the Mortgagee, a person who is not a party to this Agreement has no rights under it and may not enforce a right to, or enjoy the benefit of, any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

8 Counterparts

This Agreement may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

9 Governing Law and jurisdiction

9.1	This Agreement shall be governed by and construed in accordance with the law of England and Wales.

9.1.1	Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the provisions of Part II, clause 26 of the Bareboat Charter or clause 19 of the Management Agreement (as applicable) (which shall be deemed to be incorporated herein with any necessary adaptation)

This document has been entered into by the Parties or their duly authorised representatives on the date set out at the beginning of this document.

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Signed by	)
	)	sign here: /s/ TRYGVE SEGLEM
duly authorised for and on behalf of	)
KNUTSEN SHUTTLE TANKERS XII KS	)	print name: Trygve Seglem

Signed by	)
	)	sign here: /s/ TRYGVE SEGLEM
duly authorised for and on behalf of	)
KNUTSEN OAS SHIPPING AS	)	print name: Trygve Seglem

Signed by	)
	)	sign here: /s/ EDUARDO DA CUNHA BASTOS
duly authorised for and on behalf of	)
FRONAPE INTERNATIONAL COMPANY	)	print name: Eduardo Da Cunha Bastos

Signed by	)
	)	sign here: /s/ JOSE SERGIO DE OLIVEIRA MACHADO
duly authorised for and on behalf of	)
PETROBRAS TRANSPORTE S.A.	)	print name: Jose Sergio De Oliveira Machado

Signed by	)
	)	sign here: /s/ AGENOR CESAR JUNQUEIRA LEITE
duly authorised for and on behalf of	)
FRONAPE INTERNATIONAL COMPANY B.V.	)	print name: Agenor Cesar Junqueira Leite

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Consent and acknowledgment of Mortgagee

The Mortgagee hereby confirms its consent to the novation of the Novation Documents on the terms set out above and agrees to be bound by the terms of the QE Letter.

/s/ HELGE ÅDNE LIEN	/S/ ANNE BERIT LANGELAND

Helge Ådne Lien, First Vice President	Anne Berit Langeland, Assistant Vice President

DNB BANK ASA (formerly known as DnB NOR Bank ASA)

Date: 25/2-12     , 2012

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